Exhibit 99.1

CONSTELLATION BRANDS APPOINTS SAM GLAETZER
TO LEAD COMPANY’S WINE & SPIRITS DIVISION

Industry Veteran Brings Nearly 30 Years of Commercial and Operational Experience
to Help Fuel Next Wave of Growth for Company’s Wine & Spirits Business

VICTOR, N.Y., March 11, 2024 – Constellation Brands (NYSE: STZ), a leading beverage alcohol company, today announced that Sam Glaetzer has been appointed as the company’s new Executive Vice President and President, Wine & Spirits Division, effective March 11, 2024. Glaetzer succeeds Robert Hanson, who previously held the role. In addition to Glaetzer’s new responsibilities leading the company’s Wine & Spirits Division, he will also serve as a member of Constellation’s executive management committee.

“Sam is a well-rounded senior leader with a wealth of experience in wine and spirits and a successful track record of driving commercial and operational efficiency and effectiveness,” said Bill Newlands, President and Chief Executive Officer at Constellation Brands. “Now that our strategic wine and spirits brand portfolio transformation is largely complete, and as we turn our focus more squarely towards strong commercial and operational execution for this business, Sam is uniquely equipped to lead our Wine & Spirits Division at this pivotal time as we look to deliver growth and improved profitability.”

Glaetzer brings nearly 30 years of wine and spirits industry experience to this role. He joined Constellation Brands in 2014 as managing director of the company’s New Zealand and Australian operations. Over the better part of the past decade, Glaetzer has served in a number of leadership capacities in areas such as general management, international commercial sales, supply chain operations, product quality, new product development, acquisition integrations, and divestitures. Most recently, Glaetzer served in the role of Senior Vice President, Global Operations and International Sales at Constellation.

“I’m excited about the opportunity to lead our Wine & Spirits team as we look to more fully capitalize on our portfolio transformation and accelerate the overall performance of this business going forward,” said Glaetzer. “We have a solid strategy and foundation for growth in place, and one of the most talented teams in the industry. I look forward to working with my colleagues across our Wine & Spirits Division, as well as our wholesaler and retailer partners, to realize our full potential in the years ahead.”

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver more for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for our high-end, iconic imported beer brands such as those in the Corona brand family like the flagship Corona Extra, Modelo Especial and the flavorful lineup of Modelo Cheladas, Pacifico, and Victoria; our fine wine and craft spirits brands including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey; and our premium wine brands such as Kim Crawford and Meiomi.

As an agriculture-based company, we have a long history of operating sustainably and responsibly. Our ESG strategy is embedded into our business and our work focuses on serving as good stewards of the environment, enhancing social equity within our industry and communities, and promoting responsible beverage alcohol consumption. These commitments ground our aspirations beyond driving the bottom line as we work to create a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on X, Instagram, and LinkedIn.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans, and objectives of management, including related to execution, growth, and profitability of Constellation’s wine and spirits business, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results will in fact occur. All forward-looking statements speak only as of the date of this news release and Constellation does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including the accuracy of all projections and other factors and uncertainties disclosed from time-to-time in Constellation Brands’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2023 and its Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2023, which could cause actual future performance to differ from current expectations.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Amy Martin 585-678-7141 / amy.martin@cbrands.comcom Carissa Guzski 315-525-7362 / carissa.guzski@cbrands.com	Snehal Shah 847-385-4940 / snehal.shah@cbrands.com David Paccapaniccia 585-282-7227 / david.paccapaniccia@cbrands.com